Exhibit 10.1

Confidential Severance Agreement And general Release

This Confidential Severance Agreement and General Release (“Agreement”) is made by and between Nadeem Mirza, M.D., M.P.H. (“Employee”) and Aprea Therapeutics, Inc., a Delaware corporation (“Company”) (collectively, the “Parties”).

WHEREAS, Employee was employed by Company pursuant to that certain Employment Agreement dated April 30, 2024 and effective May 1, 2024 (the “Employment Agreement”);

WHEREAS, the Parties wish for the Employee to step down from his position as an officer and executive of the Company effective October 9, 2024 (“Step-Down Date”) and continue employment through a transition period until the Termination Date (as defined below);

WHEREAS, Employee’s employment shall terminate on December 13, 2024 or, if earlier, the date Employee ceases providing services to the Company (the “Termination Date”); and

WHEREAS, Employee and Company wish to set forth the terms of Employee’s separation from Company and to resolve any and all claims or disputes claims arising or in any way related to Employee’s employment with or separation from Company.

NOW THEREFORE, in consideration of the promises made herein, the Parties hereby agree as follows:

1.Termination and Transition Period.
(a)Employee’s employment with Company will terminate effective as of the Termination Date. Notwithstanding anything in the Employment Agreement to the contrary, Employee hereby acknowledges and agrees that Employee will be paid (i) the earned but unpaid portion of Employee’s base salary through the Termination Date, and (ii) any unpaid expense or other reimbursements due to Employee pursuant to Company policy.  Employee must submit all requests for reimbursement for Employee’s ordinary reasonable business-related expenses no later than 30 days after the Termination Date, accompanied by proper documentation, to Aprea Therapeutics, Inc., Attention:  John Hamill, CFO.  The payments discussed in this Section 1(a) are “Accrued Benefits” and shall be paid to Employee regardless of whether Employee executes this Agreement.

(b)As of the Termination Date, Employee hereby resigns and shall be deemed to have resigned from any and all positions and titles that Employee holds or may hold with respect to Company or any of its affiliates, and Company accepts such resignations.  Employee agrees that Employee shall take any and all steps that may be necessary to effectuate Employee’s immediate resignation from any and all such positions.  After the Termination Date, Employee is not to hold himself out as an employee, officer, executive, manager, agent, or authorized representative of Company, or to negotiate or enter into any agreements on behalf of Company or any of its affiliates, or to otherwise attempt to bind Company or any of its affiliates.

From the Step-Down Date to and including the Termination Date (the “Transition Period”), Employee agrees to cooperate fully with the Company and in good faith to provide all services that may be reasonably requested by the Company from time to time to ensure a smooth and orderly transition of Employee’s duties and responsibilities.  From and after the Step-Down Date, Employee shall no longer be, nor hold out to be, an officer, executive, member, manager, representative, or agent of the Company or any of its affiliates, and shall no longer hold any title with the Company or any of its affiliates.  During the Transition Period, Employee shall remain on payroll at Employee’s current base salary rate (as of the Step-Down Date), less all applicable deductions and withholdings, and be covered by the Company’s group medical and dental plans, subject to the provisions, requirements, conditions, and limitations of such plans, which may be amended from time to time.  During the Transition Period, Employee shall continue to perform such job duties for the Company and to assist

Confidential Severance Agreement and General Release

October 8, 2024

in such transition-related duties as the Company may deem necessary and appropriate.  For the avoidance of doubt, this is to confirm that for as long as Employee remains on the Company’s payroll (i.e., during the Transition Period), Employee shall continue to fully comply with, and be bound by, any and all policies and procedures in effect for the Company’s employees, including all requirements contained therein.

2.Consideration.   In consideration for and conditioned on Employee’s entry into and non-revocation of this Agreement, Employee’s compliance with Employee’s obligations under this Agreement and Employee’s ongoing obligations under the Employment Agreement, the Company agrees to provide Employee with the following payments and benefits (collectively, the “Separation Benefits”):

(a)Company shall make severance payments equivalent to Employee’s base salary at the rate in effect on the Termination Date, less applicable withholdings and deductions, for a period of seven (7) months following the Termination Date (such period, the “Severance Period”), which shall be paid to Employee in substantially equal installments during the Severance Period in accordance with Company’s payroll cycle; provided, however, that amounts that otherwise would be scheduled to be paid prior to the Effective Date (as defined below) shall accrue and shall be paid on the first administratively feasible payroll date following the Effective Date of this Agreement; and

(b)Subject to Employee’s copayment of premium amounts at the applicable active employees’ rate and Employee’s proper election to receive benefits under the Consolidated Omnibus Reconciliation Act of 1985 (“COBRA”) and/or any applicable state law COBRA, Company shall pay to Employee a monthly payment equal to the monthly employer contribution that Company would have made to provide health insurance to Employee if Employee had remained employed by Company until the earliest of (A) the seven (7) month anniversary of the Termination Date; (B) the date that Employee becomes eligible for group medical plan benefits under any other employer’s group medical plan; or (C) the cessation of Employee’s health continuation rights under COBRA; provided, however, that if Company determines that it cannot pay such amounts to the group health plan provider or the COBRA provider (if applicable) without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then Company shall convert such payments to payroll payments directly to Employee for the time period specified above. Such payments to Employee shall be subject to tax-related deductions and withholdings and paid on Company’s regular payroll dates.  Should Employee wish to continue health benefits coverage through Company’s group insurance plans after the date on which Company’s payments cease (as described above), Employee will be responsible for paying the premium in full each month.  Employee will receive a separate notice explaining Employee’s right to continuation and conversion of Employee’s health benefits under COBRA.

For the avoidance of doubt and notwithstanding anything in the Employment Agreement to the contrary, by Employee’s signature below, Employee acknowledges and agrees that (i) Employee’s termination is not a CIC Qualifying Termination, as such term is defined in the Employment Agreement, and (ii) except for the Separation Benefits, after the Termination Date, Employee will not be entitled to any other or further compensation, bonuses, fees, equity grants, remuneration, or benefits from Company.

3.Tax Treatment.  Employee understands and agrees that Company is neither providing tax nor legal advice, nor is Company making representations regarding tax obligations or consequences, if any, related to this Agreement.  Employee further agrees that Employee will assume any such tax obligations or consequences that may arise from this Agreement, and that Employee shall not seek any indemnification from Company in this regard.  Employee agrees that, in the event that any taxing body determines that additional taxes are due from Employee, Employee acknowledges and assumes all responsibility for the payment of any such taxes and agrees to indemnify, defend, and hold Company harmless from the payment of such taxes, and any failure to withhold.  Employee further agrees to pay, on Company’s behalf, any interest or penalties imposed as a

Confidential Severance Agreement and General Release

October 8, 2024

consequence of such tax obligations, and to pay any judgments, penalties, taxes, costs, and attorneys’ fees incurred by Company as a consequence of Employee’s failure to pay any taxes due.

4.Return of Company Property.  No later than the Termination Date, Employee shall return to Company any and all Company property and information in Employee’s possession developed by Employee and/or obtained by Employee or on Employee’s behalf, directly or indirectly, pursuant to Employee’s employment with Company (including property and information stored on any of Employee’s personal devices and accounts) and otherwise comply with the obligations set forth in Section 5(b) of the Employment Agreement (Return of Property).  Employee agrees that, after the Termination Date, Employee will neither use nor possess Company property.

5.General Release of Claims.

(a)Employee agrees that the consideration set forth in Section 2 above represents adequate consideration for the Release of Claims set forth herein.  THIS IS A GENERAL RELEASE OF ALL CLAIMS.  As consideration for the Separation Benefits being provided to Employee, Employee, on Employee’s own behalf, and on behalf of Employee’s respective heirs, family members, executors, administrators, attorneys, representatives, and assigns, hereby fully and forever releases Company, its parents subsidiaries, and affiliates and its and their current and former legal representatives, officers, directors, fiduciaries, employees, investors, shareholders, insurers, agents, administrators, affiliates, divisions, subsidiaries, attorneys, underwriters, predecessor and successor corporations, and assigns, both in their individual and corporate capacities (collectively, the “Releasees”), of and from any and all claims, causes of action, obligations, demands, duties, obligations, agreements, promises, liabilities, damages, costs, and/or fees, whether known or unknown, suspected or unsuspected, arising out of or relating in any way to events, acts, conduct or omissions occurring prior to or on the date Employee signs this Agreement (collectively, the “Released Claims”).  Without limiting the generality of the general released, the Released Claims include, without limitation:

(i)any and all claims relating to or arising from Employee’s employment or consulting relationships with Company and the termination of those relationships;

(ii)all claims related to Employee’s compensation or benefits from Company, including salary, expense reimbursements, fees, severance, or fringe benefits, discretionary or other bonuses, commissions, and other compensation of any kind;

(iii)any and all claims relating to, or arising from, any incentive compensation arrangements or plans (including the Annual Incentive Program, as such term is defined in the Employment Agreement) or Employee’s right to purchase, or the actual purchase of, shares of stock of Company; fraud; misrepresentation; breach of fiduciary duty; breach of duty under applicable state corporate law; and securities fraud under any state or federal law, other than Employee’s right to purchase vested option shares, if any, pursuant to the terms of a related restricted stock purchase agreement;

(iv)any and all claims under the law of any jurisdiction including without limitation wrongful discharge of employment; constructive discharge from employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent and intentional infliction of emotional distress; negligent and intentional misrepresentation; negligent and intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander;

Confidential Severance Agreement and General Release

October 8, 2024

negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

(v)any and all claims for violation of any federal, state or municipal statute, including without limitation all employment laws, including without limitation:  the Age Discrimination in Employment Act; Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1866; the Civil Rights Act of 1871; the Fair Labor Standards Act; the Americans with Disabilities Act; the Older Workers’ Benefits Protection Act; the Family and Medical Leave Act; the Equal Pay Act; the Rehabilitation Act of 1973; the Employee Retirement Income Security Act of 1974; the National Labor Relations Act (“NLRA”); the Genetic Information Nondiscrimination Act; the Fair Credit Reporting Act; the Worker Adjustment Retraining and Notification (“WARN”) Act and any state WARN statutes; Chapter 21 of the Texas Labor Code (Tex. Lab. Code Ann. §§ 21.001 to 21.556); the Texas Anti-Retaliation Act (Tex. Labor Code Ann. §§ 451.001 to 451.003); the Texas Whistleblower Act (Tex. Gov't Code Ann. §§ 554.001 to 554.010); the Pennsylvania Human Relations Act; the Pennsylvania Whistleblower Law (each as amended, if applicable); and any and all other laws against discrimination or applicable to employment that may be the subject of a release under applicable law;

(vi)any and all claims for violation of the federal, or any state, constitution;

(vii)any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

(viii)any and all claims arising out of any personnel policies, contracts of employment, any other contracts, severance pay agreements, and covenants of good faith and fair dealing;

(ix)any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement;

(x)any claim or damage arising out of Employee’s employment with or separation from Company under any common law theory or any federal, state, or local statute or ordinance not specifically referred to above; and

(xi)any and all claims for attorneys’ fees and costs.

(b)Employee understands and agrees that, to the fullest extent permitted by law, Employee is precluded from filing or pursuing any legal claim of any kind against any of the Releasees at any time in the future, in any federal, state or municipal court, administrative agency, or other tribunal, arising out of any of the claims that Employee has waived by virtue of this Agreement.  Employee agrees not to file or pursue any such legal claims and, if Employee does pursue such legal claims, Employee waives any right to receive monetary recovery.  Notwithstanding the broad scope of the general release, the following are not included in the Released Claims (the “Excluded Claims”):  (i) any rights or claims for indemnification Employee may have pursuant to any written indemnification agreement with Company to which Employee is a party, the charter, bylaws, or operating agreements of Company, or under applicable law;  (ii) any rights that, as a matter of law, whether by statute or otherwise, may not be waived, such as claims for workers’ compensation benefits or unemployment insurance benefits; however, to the extent permitted by law, Employee waives any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on any Excluded Claims in which any of the Released Parties is a party; and (iii) any claims for breach of this Agreement.  In addition, nothing in this Agreement

Confidential Severance Agreement and General Release

October 8, 2024

prevents Employee from filing a charge or complaint, reporting to, cooperating with, communicating with, or participating in any proceeding before the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, the United States Department of Labor, the National Labor Relations Board, or other similar state or local agency (collectively, the “Government Agencies”), or from exercising any rights pursuant to Section 7 of the NLRA, or from taking any action protected under the whistleblower provisions of any federal securities law (collectively, the “Protected Activities”), none of which activities shall constitute a breach of the release, non-disparagement or confidentiality clauses of this Agreement; however, if Employee files any charge or complaint with a Government Agency or if a Government Agency pursues any claim on Employee’s behalf or if any third party pursues any claim on Employee’s behalf, Employee waives any right to monetary or other individualized relief (either individually, or as part of any collective or class action).  Employee understands that in connection with such Protected Activity, Employee is permitted to disclose documents or other information as permitted by law, and without giving notice to, or receiving authorization from, Company.  Notwithstanding the foregoing, Employee agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information under the Employment Agreement to any parties other than the Government Agencies.  Employee further understand that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications, and that any such disclosure without the Company’s written consent shall constitute a material breach of this Agreement.

(c)Nothing in this Agreement will affect the ability of Employee or Company to enforce rights or entitlements specifically provided for under this Agreement as set forth above, or any rights or claims that may arise after the date that Employee executes this Agreement.  By Employee’s signature below, Employee represents that: (a) Employee has been paid or provided all wages, fees, vacation, bonuses, incentive compensation, expense reimbursements, or other amounts owed to Employee by Company, other than the Accrued Benefits and the Separation Benefits specifically promised in this Agreement; (b) Employee has not been denied any request for leave to which Employee was legally entitled; (c) Employee has not assigned or transferred, or purported to assign or transfer, to any person, entity, or individual whatsoever, any of the claims released in the foregoing general release and waiver; and (d) Employee has no known workplace injuries or occupational diseases for which Employee has not already filed a claim.

6.ADEA Release.  In accordance with the Older Workers Benefit Protection Act of 1990, Employee hereby fully, finally, and completely releases the Releasees of and from any and all claims, charges, or causes of action arising on or before the Termination Date under the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act (together, the “ADEA”), which prohibit age discrimination in employment (the “ADEA Release”), and hereby acknowledges and agrees that:

a)the Agreement, which includes the ADEA Release, was negotiated at arms-length;

b)	the Agreement, which includes the ADEA Release, is worded in a manner that Employee fully understands;

c)Employee specifically waives any rights or claims under the ADEA;

d)	Employee knowingly and voluntarily agrees to all of the terms set forth in the Agreement, which includes the ADEA Release;
e)	Employee acknowledges and understands that any claims under the ADEA that may arise after the Termination Date are not waived;

Confidential Severance Agreement and General Release

October 8, 2024

f)	the rights and claims waived in this Agreement, which includes the ADEA Release, are in exchange for consideration over and above anything to which Employee is already undisputedly entitled;

g)Employee has the right to consult with an attorney before signing this Agreement;

h)Employee has twenty-one (21) days to consider whether to sign this Agreement; and

i)

Employee has seven (7) days after signing this Agreement to revoke his acceptance to this Agreement, and this Agreement will not be effective, and Employee will not receive any of the Separation Benefits described herein, until that revocation period has expired, which shall be the eighth (8th) day after Employee signs the Agreement, assuming it is not revoked (such date, the “Effective Date”).

If Employee wishes to revoke Employee’s acceptance of this agreement, Employee must deliver written notice stating Employee’s intent to revoke by email to John Hamill, CFO, on or before 5:00 p.m. Eastern on the seventh (7th) day after the date on which Employee signs this Agreement.  If the Agreement is revoked, Employee will not be entitled to the Separation Benefits under this Agreement.  Nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law.  The Parties agree that changes to this Agreement, whether material or immaterial, do not restart the running of the twenty-one (21) day review period

7.Non-Disparagement. Employee understands and agrees that Employee’s entitlement to the compensation and benefits due under this Agreement is conditioned upon Employee’s continued support of Company.  Employee agrees to refrain from taking any action, and from making any statement (oral or written), that disparages or criticizes Company, its affiliates, parent companies, subsidiaries, and related entities, or its officers, directors, or employees, or that harms Company’s or any of Company’s affiliates’, parent companies’, subsidiaries’, and related entities’, or Company’s officers’, directors’, or employees’ respective reputations, or that disrupts or impairs Company’s normal, ongoing business operations.  This provision applies to all of Employee’s interactions with third parties, including without limitation any conversations or correspondence that Employee might have with organizations, governmental entities, and persons with whom Company engages in business, as well as with employees of Company.  Employee understands that this provision does not apply on occasions when Employee is subpoenaed or ordered by a court or other governmental authority to testify or give evidence and must respond truthfully.  Employee further agrees not to otherwise interfere with Company’s business operations, including, without limitation, Company’s efforts to market and sell its products and services.

8.Confidentiality of this Agreement.  Employee agrees that Employee will not disclose the negotiation of, terms and conditions of, or amounts or benefits paid or provided under this Agreement to any third person(s), including, but not limited to, members of the media and Company employees, except that Employee may disclose the terms of this Agreement to Employee’s significant other, attorneys, accountants, or tax advisors (and conditioned on such persons agreeing to maintain the same confidentiality).  Nothing in this Agreement prohibits or restricts Employee from disclosing the underlying facts or circumstances giving rise to any claim of sexual harassment or sexual assault, exercising protected rights to the extent that such rights cannot be waived by agreement or complying with any applicable law, regulation, or valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order.  Employee agrees that Employee shall be separately responsible and liable for Employee’s own disclosure prohibited by this Section and its subparts, including disclosures made by Employee’s respective representatives.  Employee further agrees both to immediately notify Company upon receipt of any court order, subpoena, or any legal discovery device that seeks or might require the disclosure or production of the existence or terms of this Agreement, and to furnish, within three (3)

Confidential Severance Agreement and General Release

October 8, 2024

business days of its receipt, a copy of such subpoena or legal discovery device to Company.  It shall not be a breach of this Section or its subparts for Employee to respond, if asked, that any dispute regarding Employee’s employment or termination of employment with Company has been resolved.  The Parties acknowledge that Employee’s agreement to keep the terms and conditions of this Agreement confidential is a material factor on which Company relied in entering into this Agreement.

9.No Cooperation.  Employee agrees not to act in any manner that might damage the business of Company.  Employee agrees not to counsel or assist any attorneys or their clients or any Company employees or service providers in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against Company or any Releasee, unless under a subpoena or other court order to do so.

10.Obligations Under Section 5 of the Employment Agreement.  Employee agrees and acknowledges that Employee remains bound by each of the terms of Section 5 of the Employment Agreement, which provisions are incorporated by reference for all purposes, and which survive the termination of Employee’s employment.  By signing this Agreement, Employee represents and warrants that Employee has complied with all such obligations and will comply with all such obligations.  Employee further acknowledges and agrees that (i) the restrictions set forth in Section 5 of the Employment Agreement are no broader than necessary to protect Company’s legitimate business interests, which cannot be adequately protected through an alternative restrictive covenant, (ii) Employee’s obligations under Section 5 of the Employment Agreement are supported by good and valuable consideration and/or such other mutually-agreed upon consideration as required by applicable law, (iii) the geographic restrictions set forth in Section 5 of the Employment Agreement are reasonable and aligned with the geographic area in which Employee provided services to Company or in which Employee had a material presence or influence within Company; and (iv) the non-competition covenant set forth in Section 5 of the Employment Agreement does not relate to the practice of medicine and shall not interfere with Employee’s ability to practice medicine and therefore is not subject to Section 15.50 of the Texas Business and Commerce Code, as amended.

11.Transition of Matters.  The Parties agree that certain matters in which Employee has been involved during Employee’s employment may necessitate Employee’s cooperation with Company in the future.  Accordingly, during the time that Employee is receiving Separation Benefits under this Agreement, to the extent reasonably requested by Company, Employee agrees to cooperate in connection with matters arising out of Employee’s service to Company; provided that, Company will make reasonable efforts to minimize disruption of Employee’s other activities.

12.Non-Admissibility; No Admission of Liability.  Employee agrees that this Agreement shall not be admissible as evidence in any future proceeding of any kind, except in court on a claim of breach of this Agreement.  The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of disputed claims.  No action taken by the Parties hereto, or either of them, either previously or in connection with this Agreement shall be deemed or construed to be:

(a)an admission of the truth or falsity of any claims heretofore made; or

(b)an acknowledgment or admission by either Party of any fault or liability whatsoever to the other Party or to any third party.

13.No Knowledge of Wrongdoing.  Employee represents that Employee has no knowledge of any wrongdoing involving improper or false claims against a federal or state governmental agency, or any other wrongdoing that involves Employee or other present or former Company employees, officers, directors or other service providers.

Confidential Severance Agreement and General Release

October 8, 2024

14.Contingent Obligation.  Company’s continuing obligations under this Agreement are contingent upon Employee’s compliance with all terms and conditions provided for herein (including Section 5 of the Employment Agreement which is incorporated as if fully set forth herein).  In the event that Employee breaches any of the obligations under this Agreement, Employee agrees that Company may cease making any payments due under this Agreement (other than the Accrued Benefits and $500, which the Parties agree constitutes adequate consideration for the general release of claims), and recover all payments already made under this Agreement, in addition to all other available legal remedies.
15.Fees and Costs. The Parties shall each bear their own costs, accountant or tax advisor fees, attorneys’ fees, and other fees incurred in connection with the execution of this Agreement.

16.Choice of Law; Venue.  This Agreement will be interpreted and enforced in accordance with the law of the State of Texas; if Texas’s conflict of law rules would apply another state’s laws, the Parties agree that Texas law shall still govern.  Employee further agrees that all disputes arising under this Agreement shall be subject to the exclusive jurisdiction of the federal and local courts of the Commonwealth of Pennsylvania and Employee consents to the exclusive jurisdiction of and venue in those courts.  THE PARTIES TO THIS AGREEMENT HEREBY WAIVE THEIR RIGHT TO A TRIAL BY JURY WITH RESPECT TO DISPUTES ARISING UNDER THIS AGREEMENT AND THE RELATED AGREEMENTS AND CONSENT TO A BENCH TRIAL WITH THE APPROPRIATE JUDGE ACTING AS THE FINDER OF FACT.

17.No Representations.  The Parties represent that they each have had the opportunity to consult with an attorney, at their own expense, and have carefully read and understand the scope and effect of the provisions of this Agreement.  Neither Party has relied upon any representations or statements made by the other Party hereto which are not specifically set forth in this Agreement.

18.Severability.  In the event that any provision in this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision so long as the remaining provisions remain intelligible and continue to reflect the original intent of the Parties.

19.Entire Agreement.  Employee acknowledges that this Agreement constitutes a full and accurate embodiment of the understanding between Employee and Company, and that it supersedes any prior agreements or understandings made by the Parties, except any confidentiality, non-disclosure, non-solicitation, trade secret, assignment of inventions, and other intellectual property provisions to which Employee’s employment was subject, which will remain in effect subsequent to the execution of this Agreement, including, without limitation, those set forth in Section 5 of the Employment Agreement (together with any other provisions of the Employment Agreement that are necessary or desirable to enforce Section 5 of the Employment Agreement).  The terms of this Agreement may not be modified, except by mutual consent of the Parties.  Any and all modifications must be reduced to writing and signed by the Parties to be effective.

20.Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
21.Good Faith Compliance.  The Parties agree to cooperate in good faith and to do all things necessary to effectuate this Agreement.

22.Voluntary Execution of Agreement.  This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims.

[Signature page to follow.]

Exhibit 10.1

IN WITNESS WHEREOF, the Parties have executed this Confidential Severance Agreement and General Release on the respective dates set forth below.

Dated:  __10/9/2024______________ /s/ Oren Gilad

APREA THERAPEUTICS, INC.
Oren Gilad, Ph.D.
Its: Chief Executive Officer

Dated:  __10/8/2024______________By  /s/ Nadeem Mirza

     Nadeem Mirza, M.D., M.P.H.